Exhibit 10.47

NOTE PURCHASE AGREEMENT

BY AND BETWEEN

VIRGIN AMERICA INC.

AND

VIRGIN MANAGEMENT LIMITED

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of             , 2014, by and between Virgin Management Limited, a limited liability company organized under the laws of England and Wales (“Lender”), and Virgin America Inc., a Delaware corporation (the “Issuer”, and together with Lender, the “Parties”).

WHEREAS, pursuant to the Recapitalization Agreement among the Parties and other parties thereto dated as of the date hereof, the Parties agreed that the Issuer will exchange $50,000,000 in outstanding principal amount of existing notes of the Issuer held by Lender (or any of its affiliates) (the “Existing Notes”) for a new note of identical original principal amount, in the form of Exhibit A hereto (the “Note”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Purchase and Sale of Note. Subject to the terms and conditions of this Agreement, on the Issuance Date, the Issuer shall issue and sell to the Lender, and the Lender shall purchase from the Issuer, the Note in the original principal amount of Fifty Million Dollars ($50,000,000). For the avoidance of doubt, after the Lender has purchased the Note, the Lender shall have no further obligation to purchase any notes under this Agreement. Payment for the Note shall be made by the exchange and cancellation of the Existing Notes.

2. Purpose. The Issuer shall issue the Note solely in exchange for the Existing Notes, which shall be cancelled.

3. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to VML as of the Issuance Date as follows:

3.1 Organization, Good Standing and Qualifications; Subsidiaries.

a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b) The Issuer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification could not reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition or operations of the Issuer.

c) The Issuer has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and to issue and sell the Note.

d) The Issuer has no Subsidiaries, or any debt or equity investment in any other Person.

3.2 Authorization; Binding Obligations. All corporate action on the part of the Issuer necessary for the execution and delivery of this Agreement and the Note, the performance of all obligations of the Issuer under this Agreement and the Note and the authorization, sale, issuance and delivery of the Note has been taken. Upon its execution and delivery, assuming the due execution and delivery by the other parties hereto, this Agreement will be a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies.

3.3 No Conflicts. Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 3.4 have been obtained or made, the execution and delivery of this Agreement and the Note by the Issuer, the performance by the Issuer of its obligations under this Agreement and the Note, and the consummation by the Issuer of the transactions contemplated by this Agreement, does not conflict with or result in a violation of the Organizational Documents; conflict with or result in a violation of any Governmental Authorization or law applicable to the Issuer or its assets or properties or result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of the Issuer pursuant to, any Contract to which the Issuer is a party, or by which any of the assets or properties of the Issuer is bound or affected, except for such Liens that do not and would not materially interfere with the use of such assets or properties.

3.4 Consents. Except for any notification requirement, if any, required by the DOT, no consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or other Person is required to be made or obtained by the Issuer in connection with the execution and delivery of this Agreement or the Note by the Issuer, the performance by the Issuer of its obligations under the Agreement or the Note, or the consummation by the Issuer of the transactions contemplated by this Agreement, including any filings as may be required under applicable federal and state securities or “blue sky” Laws.

3.5 Taxes. The Issuer has filed all United States federal tax returns and all other tax returns that are required to be filed and has paid all material taxes including interest and penalties due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no liens exist. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Issuer in respect of any taxes or other governmental charges are adequate.

4. Representations and Warranties of VML. VML represents and warrants to the Issuer as follows:

4.1 Requisite Power and Authority. The Lender has all necessary power and authority under all applicable Laws and its formation or other governing documents to execute and deliver this Agreement and to perform its obligations under this Agreement. All limited liability company or limited partnership actions, as applicable, on the Lender’s part required for the execution and delivery of this Agreement and the performance of all obligations of the Lender under this Agreement, have been taken. Upon its execution and delivery, assuming the due execution and delivery by the other Party hereto, this Agreement will be a valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of equitable remedies.

4.2 No Conflicts. Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 4.3 have been obtained or made, the execution and delivery by the Lender of this Agreement, the performance by the Lender of its obligations under this Agreement, and the consummation by the Lender of the transactions contemplated by this Agreement, do not and will not conflict with or result in a violation of the formation and governing documents of the Lender, conflict with or result in a violation of any Governmental Authorization or Law applicable to the Lender, or its assets or properties, or result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of the Lender pursuant to any Contract to which the Lender is a party, or by which any of the assets or properties of the Lender is bound or affected, except in each case as would not have a material adverse effect on the ability of the Lender to perform its obligations under this Agreement.

4.3 Consents. No consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or other Person is required to be made or obtained by the Lender in connection with the execution and delivery of this Agreement by the Lender, the performance by the Lender of its obligations under this Agreement, or the consummation by the Lender of the transactions contemplated by this Agreement, except for filings with the Secretary of State of the State of Delaware and such filings as may be required under applicable federal and state securities or “blue sky” Laws.

4.4 Investment Representations. The Lender understands that the Note has not been registered under the Securities Act. The Lender also understands that the Note, if and when offered and sold, are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the applicable Party’s representations contained in this Agreement. The Lender, for itself and no other Person, hereby represents and warrants as follows:

a) Economic Risk. The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Issuer so that it is capable of evaluating the merits and risks of its investment in the Issuer and has the capacity to protect its own interests. The Lender must bear the economic risk of this investment indefinitely unless the Note are registered pursuant to the Securities Act, or an exemption from registration is available and transfer is otherwise permitted pursuant to the Stockholders Agreement. The Lender understands that the Issuer has no present intention of registering the Note.

b) Acquisition for Own Account. The Lender is acquiring the Note for its own account for investment only, and not with a view towards their distribution. The Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to the Note.

c) Investor Can Protect Its Interest. The Lender represents that by reason of its, or of its management’s, business or financial experience, the Lender has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

d) Accredited Investor. The Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

e) Company Information. The Lender has received and read information about the Issuer and has had an opportunity to discuss the Issuer’s business, management and financial affairs with directors, officers and management of the Issuer and has had the opportunity to review the Issuer’s operations and facilities. The Lender has also had the opportunity to ask questions of and receive answers from, the Issuer and its management regarding the terms and conditions of this investment. The Lender understands that such discussions, as well as any written information provided by the Issuer, were intended to describe the aspects of the Issuer’s business and prospects which the Issuer believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Issuer makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any Person other than the Issuer. Some of such information includes projections as to the future performance of the Issuer, which projections may not be realized, are based on assumptions which may not be correct and are subject to numerous factors beyond the Issuer’s control.

5. Description of Note. The Note shall bear interest from the Issuance Date at the rate of 5% per annum; provided, however, that in the event that the Issuer defaults in any payment of interest or principal on the Note when the same becomes due and payable, the portion of the principal or interest for which interest has not been paid when due or such portion of the principal or interest which has not been paid when due shall bear interest at the rate of 10% per annum. Interest shall accrue on the principal amount of the Note on a daily basis until such time as the principal amount is paid off in full in cash in accordance with the terms of this Agreement. PIK Interest (as defined below) on each Note shall be compounded annually on each anniversary of the Issuance Date and, except as otherwise provided in this Agreement, shall be added at such time to, and thereafter be a part of and treated as principal of the Note. The unpaid principal amount of and accrued interest on the Note shall be due and payable in cash on the earliest of (a) [INSERT DATE THAT IS 8 YEARS FROM ISSUANCE DATE], (b) the Redemption Date, with respect to all or any portion of the Note required to be redeemed on such date in accordance with the terms of this Agreement, (c) the occurrence of an Event of Default and (d) [INSERT DATE THAT IS 6 YEARS FROM ISSUANCE DATE] in the event that, prior to the expiration thereof, the Letters of Credit have been returned undrawn to the Letter of Credit Issuer and cancelled (as such terms are defined in the Letter of Credit Reimbursement Agreement between the Issuer and the Lender (or any of its Affiliates) dated as of the date hereof (as amended, restated, supplemented and otherwise modified from time to time, the “L/C Agreement”)) as a result of a Holdback Release (the earliest to occur of clauses (a)-(d), the “Maturity Date”). Interest shall be determined in all instances based upon a 365-day year (or 366 days in the case of a leap year) and the actual number of days elapsed, including the first day but excluding the payment date.

If any payment on the Note becomes due and payable on a day other than a day on which commercial banks in New York, New York and London, England are open for the transaction of normal business (a “Business Day”), the maturity thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

6. Reserved.

7. Payment Provisions.

7.1 Payments on the Note. The Issuer shall make payments of principal and interest on the Note when due; provided that prior to the Maturity Date, interest shall accrue on the principal amount of the Note until such time as the principal amount is paid off in accordance with the terms of this Agreement. All interest shall be compounded annually on each anniversary of the Issuance Date and shall be added at such time to, and thereafter be a part of and treated as principal of, the Note (regardless of whether evidenced by a Note) (“PIK Interest”) and shall be payable on the Maturity Date.

7.2 Optional Redemption by the Issuer. The Note may be redeemed at the option of the Issuer, at any time or from time to time, in whole or in part, at the Redemption Price (an “Optional Issuer Redemption”).

7.3 Indebtedness Redemption by the Issuer. If after the date hereof the Issuer Incurs Indebtedness that is secured by Liens on the Issuer’s assets that are not subject to Liens on the date hereof (other than Permitted Liens), then prior to or concurrently with Incurring such Indebtedness and Liens, the Issuer shall redeem the principal amount (including any amounts in respect of PIK Interest) of and any accrued interest on the Note in full; provided, that the Issuer shall not be required to redeem the Note as provided in this Section 7.3 if, prior to or concurrently with Incurring such Indebtedness and Liens, it shall grant to the Lender liens on the same assets which shall secure the Obligations on a pari passu basis with such other Indebtedness pursuant to documentation, including an intercreditor agreement with the holders of such Indebtedness or any agent or trustee therefor, in form and substance reasonably satisfactory to the Lender.

7.4 Transaction Redemption. Concurrently with or prior to the occurrence of a Change of Control, the Issuer shall redeem the principal amount (including any amounts in respect of PIK Interest) of and any accrued interest on the Note in full.

7.5 Mechanics of Redemption. The Issuer shall provide the Lender with not less than three (3) Business Days’ (or such shorter period as the Lender may agree) of any Optional Issuer Redemption or any redemption required pursuant to Section 7.3 or 7.4, which notice shall specify the date for redemption (the “Redemption Date”) and, in the case of an Optional Issuer Redemption, the principal amount of the Note to be redeemed. The Note (or the applicable portion thereof) shall become due and payable on the Redemption Date at the Redemption Price, and unless the Issuer defaults in making the redemption payment, from and after such date the Note (or such portion thereof) shall cease to bear interest. Upon surrender of the Note for redemption in accordance with such notice, the applicable Redemption Price for the Note (or any portion thereof) shall be paid by the Issuer to the Lender, and if less than 100% of the Note has been redeemed, the Issuer shall deliver to the Lender a new Note (or the surrendered Note with the proper notations made on Schedule A thereto to reflect the redemption) for the principal amount thereof remaining unredeemed. If the Note (or portion thereof) called for redemption shall not be paid upon surrender thereof for redemption, the Note (or the applicable portion thereof) shall continue to bear interest from the Redemption Date (or other applicable redemption date) until the date on which the Redemption Price is paid therefor.

8. Default. An event of default occurs upon the occurrence of any of the following events (each, an “Event of Default”):

8.1 The Issuer defaults in any payment of interest on the Note when the same becomes due and payable, and such default continues for 20 days.

8.2 The Issuer (1) defaults in the payment of the principal of the Note when the same becomes due and payable at its maturity, redemption by acceleration or otherwise, or (2) fails to redeem or purchase the Note pursuant to any provision of this Agreement, when required and, in the case of (1) or (2), such default continues for 20 days.

8.3 The Issuer fails to comply with any of its covenants or agreements in this Agreement (other than those referred to in Section 8.1 above or Section 8.2 above), each case, such failure continues for 30 days after written notice specifying the nature of the default given by the Lender and requesting that such default be cured.

8.4 The Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

a) commences a voluntary case;

b) consents to the entry of an order for relief against it in an involuntary case;

c) consents to the appointment of a custodian of it or for any substantial part of its property; or

d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency.

8.5 A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a) is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary in an involuntary case;

b) appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary or for any substantial part of any of their property; or

c) orders the winding up or liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws in any of the foregoing cases and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

8.6 The withdrawal or suspension by the DOT of the DOT Certificate.

8.7 The occurrence of any “Event of Default” pursuant to the L/C Agreement.

If any Event of Default (other than an Event of Default specified in Section 8.4, Section 8.5 or Section 8.6) occurs and is continuing, the Lender may declare all the principal, interest and any other monetary obligations on the Note to be due and payable immediately. Upon any such declaration or demand, such principal, interest and other monetary obligations shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 8.4, Section 8.5 or Section 8.6 hereof occurs, all outstanding principal, interest and any other monetary obligations on the Note shall be due and payable immediately without further action or notice.

If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal and interest on the Note or to enforce the performance of any provision of the Note or this Agreement. The Issuer shall notify the Lender in writing within two (2) days of the occurrence of an Event of Default.

A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

9. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of the Note and, in the case of such loss, theft or destruction, upon delivery to the Issuer of an indemnity undertaking reasonably satisfactory to the Issuer, or, in the case of any such mutilation, upon surrender of the Note to the Issuer, the Issuer will issue a new note, of like tenor and principal amount, in lieu of or in exchange for the lost, stolen, destroyed or mutilated Note. Upon the issuance of any substitute Note, the Issuer may require the payment to it of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses in connection therewith.

10. Notices and Demands. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties at their respective addresses as set forth on the signature pages hereof or at such other address as a given party may designate by ten days’ advance written notice to the other Party hereto.

11. Transfer Restrictions. No Lender shall Transfer the Note unless such Transfer is made in compliance with all applicable securities laws.

12. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that (a) either directly or indirectly, through one or more intermediaries, Controls, or is controlled by, or is under common or joint control with, the Person specified, (b) is a related investment vehicle, member or partner of such Person, or (c) is an Affiliate of an Affiliate of such Person.

“Bankruptcy Law” means any federal or state law relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and any similar foreign law for the relief of creditors.

“Bylaws” means the Amended and Restated By-Laws of the Issuer, as may be amended from time to time.

“Capital Stock” of any Person at any time, means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, limited liability company interests, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Change of Control” means (a) a Person or Group (other than the Lender and its Affiliates) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having more than 35% of the ordinary voting power of the Issuer (including options to acquire such voting power), (b) any sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or substantially all of the assets, property or business of the Issuer and its Subsidiaries or (c) a majority of the members of the board of directors of the Issuer ceases to be composed of individuals (i) who are members of the board of directors on the date hereof, (ii) whose election or nomination to the board of directors of the Issuer was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the members of the board of directors of the Issuer (or, for purposes of this clause (ii), if such individuals referred to in clause (i) do not constitute a majority of the members of the board of directors of Virgin America at such time, then such individuals so elected or nominated with the unanimous approval of those individuals referred to in clause (i)), or (iii) whose election or nomination to the board of directors of the Issuer was approved by individuals referred to in clause (i) or (ii) above or this clause (iii) constituting at the time of such election or nomination at least a majority of the board of directors of the Issuer.

“Charter” means the Amended and Restated Certificate of Incorporation of the Issuer, as may be amended, restated or otherwise modified from time to time.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, sublease, license, sublicense, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Control” (including the terms “controlled by” and “under common control with” means Control as defined in Rule 12b-2 under the Exchange Act.

“DOT” means the United States Department of Transportation or any other federal department or agency at the time administering the federal aviation laws codified in title 49 of the United States Code.

“DOT Certificate” means the certificate of public convenience and necessity issued by the DOT under 49 U.S.C. §41102.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means any: nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; federal, state, local, municipal, foreign or other government; or governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court, arbitrator or other tribunal).

“Governmental Authorization” means any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act.

“Holdback Release” means, with respect to the Letters of Credit, a determination by each Beneficiary to require no “holdback” on credit card payments to be made to the Company, such that the “Required Amount” or “Aggregate Protection” (in respect of the U.S. Bank Agreement) or the “Risk Coverage” (in respect of the Amex Agreement), as applicable, has been reduced to zero (as such terms are defined in the Letter of Credit Reimbursement Agreement).

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

“Indebtedness” means with respect to any Person, (i) indebtedness for borrowed money, including without limitation, the outstanding principal balance of all loans and advances made to such Person by any Affiliate of such Person, (ii) reimbursement obligations, contingent or otherwise, with respect to letters of credit or bankers acceptances issued for the account of such Person, (iii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iv) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (v) any leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all indebtedness, obligations or other liabilities in respect of any Interest Rate Agreement (marked to market by reasonably estimating the present termination cost to such Person of each such Interest Rate Agreement and including the net liability of such Person with respect thereto, but excluding any net receivable with respect thereto) and (vii) all indebtedness of another Person described in (i) through (vi) above which is secured by a Lien on any property of the subject Person; provided, however, that the amount outstanding at any time of any indebtedness issued with original issue discount is the principal amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and that “Indebtedness” shall not include any liability for federal, state, local or other taxes. Notwithstanding the foregoing, guarantees of (or obligations with respect to letter of credit supporting) Indebtedness otherwise included in the determination of such amount shall not be included.

“Interest Rate Agreement” means for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

“Issuance Date” means the date of this Agreement.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lender” means VML and any other Person to whom the Note has been Transferred.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) whether or not recorded, filed or otherwise perfected under applicable law.

“Obligations” means the collective reference to the unpaid principal of and interest on the Note and all other obligations and liabilities of the Issuer (including, without limitation, interest accruing at the then applicable rate provided in the applicable Note after the maturity of the Note and interest accruing at the then applicable rate provided in the applicable Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note, this Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Lender that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).“Organizational Documents” means the Charter or the Bylaws.

“Permitted Liens” means Liens described on Schedule I hereto.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, or any Group comprised of two or more of the foregoing.

“Redemption Price” means a price payable in cash equal to 100% of the then-outstanding principal amount of the Note to be redeemed (including any amounts in respect of PIK Interest), plus accrued and unpaid interest on such principal amount to be redeemed to the Redemption Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

“Significant Subsidiary” means a Subsidiary that would be a “Significant Subsidiary” of a company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Transfer” means to directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise) securities owned by a Person.

13. Miscellaneous Provisions.

13.1 No Oral Modifications. None of this Agreement or any term of the Note, or the Covenant Agreement may be changed, waived, discharged or terminated orally, but may only be amended, waived or modified by an instrument in writing signed by the Issuer and the Lender.

13.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

13.3 Governing Law Jurisdiction Jury Trial Waiver. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement and the Note hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the Note: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Note, as applicable, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction), (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that (a) service of process in any such action will be in accordance with the laws of the State of New York (and with respect to VML, that service of process upon Virgin Management USA, Inc., in accordance with the laws of the State of New York shall be effective service of process upon VML) and (b) delivery of service of process pursuant to Section 10 shall be effective service of process; (iv) waives in connection with any such action any and all rights to a jury trial; and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

13.4 Recourse. Recourse under this Agreement and the Note shall be to the assets of the Issuer only and in no event to the officers, directors or stockholders of the Issuer.

13.5 Costs and Indemnification. As a condition to the Lender’s obligations hereunder and as a requisite for the Lender’s delivery of a signed execution copy hereof, the Issuer shall indemnify and hold harmless the Collateral Agent, the Lender and each of its Affiliates, partners, directors, officers, members, agents, and advisors (each an “Indemnitee” and collectively, the “Indemnitees”) against all liabilities, costs, expenses and damages (including reasonable attorneys’ fees and disbursements, appraiser’s fees and court costs, including all costs and reasonable attorneys’ fees incurred in any appeal, bankruptcy proceeding, or other proceeding, disbursements, settlement costs and other charges), to any such Indemnitee in connection with or as a result of (a) the negotiation, preparation, execution or delivery of this Agreement or the performance by the Lender of their obligations hereunder or thereunder, as the case may be, (b)

the issuance of Note or the use of the proceeds therefrom, (c) any untrue statement or alleged untrue statement in Section 3 hereof or the failure by the Issuer to perform when and as required by any agreement or covenant contained herein, (d) the enforcement or protection of its rights under this Section or the Note made hereunder, including all such legal expenses incurred during any workout, restructuring or negotiation in respect of such Note, or any foreclosure on or other disposition or use of collateral securing the Obligations, if any, and (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, further, that such losses, claims, damages or liabilities shall not include declines in value of the Note.

13.6 Benefits of this Agreement. Nothing in this Agreement or in the Note, express or implied, shall give to any Person (other than the parties hereto, their successors hereunder and the Lender) any benefit or any legal or equitable right, remedy or claim under this Agreement.

13.7 Payments Reduced for Withholding Taxes. Notwithstanding any other provision herein, any amounts payable by the Issuer in respect of the Note (including without limitation principal and interest) shall be paid net of any withholding tax that may be required under applicable law. It is the intention of the parties that accruals of interest, or payments of accrued and unpaid interest under the terms of this Agreement not be subject to the withholding of any taxes unless required under applicable law. The Issuer shall not withhold any taxes from any such accruals or payments to the Lender if the Lender provides the Issuer with properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding. Before withholding any taxes from any such accruals or payments, the Issuer shall consult with tax counsel reasonably acceptable to the Lender and shall notify the Lender if, after consulting such tax counsel, it reasonably determines that withholding is required. If any such accruals or payments to the Lender are subject to withholding tax, the Lender severally agrees to indemnify and hold harmless the Issuer for any taxes, additions to tax or interest thereon that may be imposed on the Issuer for any failure to withhold in respect of such accruals or payments other than any interest or additions to tax that are imposed as a result of the gross negligence of the Issuer.

13.8 Survival. The Issuer’s indemnification liabilities under Section 13.5 and Section 13.7 shall remain in full force and effect after the termination of this Agreement regardless of the reason for such termination.

13.9 Construction. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. References to “or” shall be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” shall be interpreted to mean “and/or” rather than “either/or”). Each Party acknowledges that this Agreement was negotiated by it with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

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IN WITNESS WHEREOF, each of the Parties has caused this Note Purchase Agreement to be executed in its name by their duly authorized officers as of the date set forth in the first paragraph hereof.

VIRGIN MANAGEMENT LIMITED

By:
Name:
Title:

Address:
The Battleship Building
179 Harrow Road
London W2 6NB
United Kingdom
Facsimile: +44 207-313-2108
Attention: General Counsel with a copy to:

Virgin Management USA, Inc.
65 Bleecker Street, 6th Floor
New York, NY 10012
Facsimile: (212) 497-9051
Attention: General Counsel

VIRGIN AMERICA INC.

By:
Name:
Title:

Address:
555 Airport Blvd.
Burlingame, CA 94010

[Note Purchase Agreement]

Schedule I

Permitted Liens

1. Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or any of its Subsidiaries, as the case may be, in accordance with GAAP.

2. Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings.

3. Pledges or deposits in connection with workmen’s compensation, unemployment insurance and other social security legislation.

4. Deposits to secure the performance of bids, trade contracts (other than for borrowed money), government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred and statutory or contractual bankers’ Liens on monies held in bank accounts in the ordinary course of business;

5. Easements, servitudes, covenants, conditions, reservations, licenses, agreements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, survey defects, restrictions on the use of property or minor defects or irregularities in title thereto which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries.

6. Liens in favor of the United States for amounts paid by the Issuer or any of its Subsidiaries as progress payments under government contracts entered into by them.

7. Attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken.

8. Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments; provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing.

9. Liens securing Indebtedness incurred to purchase or finance the purchase of real or personal property or to refinance, refund, renew or extend any such Indebtedness; provided that (a) such Liens shall be created substantially simultaneously with the purchase of such property or such refinancing, refunding, renewal or extension, (b) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (c) the amount of Indebtedness secured by such Lien is not increased and (d) the principal amount of Indebtedness

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secured by any such Lien shall at no time exceed 100% of the purchase price of such property, unless such Indebtedness is expressly limited in recourse to the property that is subject to such Lien.

10. Intellectual property licensing agreements entered into in the ordinary course of business.

11. Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business of the Issuer and its Subsidiaries.

12. Liens on cash collateral securing reimbursement obligations in respect of letters of credit issued in favor of beneficiaries for purposes consistent with customary airline industry practice.

13. Liens securing Indebtedness in respect of third party aircraft financing on arm’s-length terms (including financing of any aircraft pre-delivery payment); provided that such Liens attach only to the applicable aircraft, engine or parts and related assets financed thereby.

14. Liens securing Indebtedness incurred in connection with the purchase or lease of buyer-furnished equipment for aircraft on arm’s-length terms; provided that such Liens attach only to such equipment.

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EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS IS AVAILABLE.

THE TRANSFER OF THIS NOTE IS RESTRICTED IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS THEREOF.

VIRGIN AMERICA INC.

5% NOTE DUE [INSERT DATE 8 YEARS/6 YEARS FROM ISSUANCE DATE]

$	, 20

VIRGIN AMERICA INC., a Delaware corporation (the “Issuer”), for value received hereby promises to pay to                    (the “Holder”) the principal amount of                                        ($             ), together with interest on the unpaid principal balance from the date of this Note at the rate of 5% per annum, subject to adjustment. Interest shall accrue on the principal amount of the Note pursuant to the terms of Section 7.1 of the Note Purchase Agreement, dated as of                     , 2014, among the Issuer and the other parties named therein (as may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”). Such increases in the outstanding principal amount of this Note and any decreases pursuant to the provisions of Section 7 of the Note Purchase Agreement shall be reflected on Schedule I hereto. Interest shall accrue on the principal amount of the Note until such time as the principal amount is paid off in accordance with the terms of the Note Purchase Agreement (“PIK Interest”). PIK Interest shall be compounded annually on each anniversary of the Issuance Date and shall be added at such time to, and thereafter be a part of and treated as principal of, the Note (regardless of whether evidenced by a Note) and shall be due and payable in cash on the earliest of (a) [INSERT DATE THAT IS 8 YEARS FROM ISSUANCE DATE], (b) the Redemption Date, with respect to all or any portion of the Note required to be redeemed on such date in accordance with the terms of the Note Purchase Agreement, (c) the occurrence of an Event of Default, and (d) [INSERT DATE THAT IS 6 YEARS FROM ISSUANCE DATE] in the event that, prior to the expiration thereof, the Letters of Credit have been returned undrawn to the Letter of Credit Issuer and cancelled (as such terms are defined in the L/C Agreement) as a result of a Holdback Release (the earliest to occur of clauses (a)-(d), the “Maturity Date”). Interest shall be determined in all instances based upon a 365-day year (or 366 days in the case of a leap year) and the actual number of days elapsed including the first day but excluding the payment date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

[remainder of page left intentionally blank]

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Notwithstanding any other provision herein, any amounts payable by Issuer in respect of this Note (including, without limitation, principal and interest) shall be paid net of any withholding taxes that may be required under applicable law. It is the intention of the parties to the Note Purchase Agreement that accruals of interest, or payments of accrued and unpaid interest under the terms of the Note Purchase Agreement not be subject to the withholding of any taxes unless required under applicable law. Before withholding any taxes from any such accruals or payments, the Issuer shall consult with tax counsel reasonably acceptable to the Holder and shall notify the Holder if after consulting such tax counsel, it reasonably determines that withholding is required. If any such accruals or payments to the Holder are subject to withholding tax, the Holder severally agrees to indemnify and hold harmless the Issuer for any taxes, additions to tax or interest thereon that may be imposed on the Issuer for any failure to withhold in respect of such accruals or payments other than any interest or additions to tax that are imposed as a result of the gross negligence of the Issuer.

[signature page follows]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be executed in its name by its duly authorized officer as of the date set forth above.

VIRGIN AMERICA INC.

By:

Name:

Title:

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SCHEDULE I to Exhibit A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Note shall be $            . The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease Increase	Decrease in Principal Amount Due on the Maturity Date	Increase in Principal Amount Due on the Maturity Date	Total Principal Amount Due on the Maturity Date Following such Decrease/Increase	Notation Made by or on behalf of Holder